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                                                                    Exhibit 10.6

THIS DOCUMENT WAS
PREPARED BY AND WHEN
RECORDED MAIL TO:

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166-0153
Attn: David C. Djaha, Esq.
     (5997/10)                       SPACE ABOVE THIS LINE FOR RECORDER'S USE

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING IS FOR COMMERCIAL PURPOSES AND SECURES, INTER ALIA, OBLIGATIONS WHICH PROVIDE FOR (A) A VARIABLE RATE OF INTEREST AND (B) OBLIGATORY FUTURE AND/OR REVOLVING CREDIT ADVANCES OR RE-ADVANCES, WHICH WHEN MADE, SHALL HAVE THE SAME PRIORITY AS ADVANCES OR RE-ADVANCES MADE ON THE DATE HEREOF WHETHER OR NOT
(I) ANY ADVANCES OR RE-ADVANCES WHERE MADE ON THE DATE HEREOF AND (II) ANY INDEBTEDNESS IS OUTSTANDING AT THE TIME ANY ADVANCE OR RE-ADVANCE IS MADE.

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING CONSTITUTES A FIXTURE FILING UNDER THE UNIFORM COMMERCIAL CODE (AS DEFINED BELOW) AND APPLIES TO ALL OF TRUSTOR'S RIGHT, TITLE AND INTEREST IN AND TO ALL GOODS AND PERSONAL PROPERTY WHICH, UNDER CALIFORNIA LAW, ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE FOR ALL PURPOSES.

         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (herein the "INSTRUMENT") is made this 30th day of October, 2003, by SPANISH BROADCASTING SYSTEM INC., a New Jersey corporation ("TRUSTOR"), having an address at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. Garcia, in favor of CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation ("TRUSTEE"), having an address at 700 South Flower, Suite 900, Los Angeles, California 90017, for the benefit of LEHMAN COMMERCIAL PAPER INC., a New York corporation having an address at 3 World Financial Center, New York, New York 10285, as administrative agent for the lenders from time to time parties to the Credit Agreement (as hereinafter defined) (each a "LENDER" and collectively, the "LENDERS"), together with its successors, assigns and transferees ("BENEFICIARY").

         WHEREAS, Spanish Broadcasting System, Inc., a Delaware corporation ("BORROWER"), Lenders and Beneficiary, in its various capacities set forth therein, have entered into that certain Credit Agreement

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dated of even date herewith (as the same may be amended or restated from time to time, the "CREDIT AGREEMENT"), pursuant to which, and subject to the terms and conditions set forth therein, the Lenders have agreed to make certain revolving and term loans to Borrower (the "LOANS") pursuant to certain revolving and term credit facilities made available to Borrower in accordance with Article 2 of the Credit Agreement, the proceeds of which will be used to (i) finance the KXOL Acquisition (ii) pay costs and expenses incurred in connection with the Facilities and with Borrower's issuance of the Preferred Stock, (iii) provide excess cash to Borrower, (iv) fund working capital needs of Borrower and (v) provide funds for other general corporate purposes of Borrower as further described in the Credit Agreement.

         WHEREAS, Trustor and the other Subsidiary Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Obligations of Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents.

         WHEREAS, Borrower, the other Loan Parties, Trustor and each of the other Subsidiary Guarantors share an identity of interests as members of a combined group of companies, and Trustor and each of the other Subsidiary Guarantors will derive substantial direct and indirect economic and other benefits from the extension of credit under the Credit Agreement.

         WHEREAS, in order to induce the Lenders to make available to Borrower said revolving and term credit facilities, Trustor has agreed to deliver this Instrument to Beneficiary pursuant to Section 5.1 of the Credit Agreement.

         TO SECURE TO BENEFICIARY (a) the repayment of the indebtedness evidenced by the Loan Documents in favor of Beneficiary in its various capacities set forth therein, and all renewals, extensions and modifications thereof, with interest thereon (the "FINANCIAL INDEBTEDNESS"); (b) the repayment of any future advances with interest thereon, made by Beneficiary pursuant to PARAGRAPH 28 hereof; (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument; and
(d) the performance of the covenants and agreements of Trustor and the other Loan Parties, as applicable, herein contained or contained in any other Security Document (as hereinafter defined) (all such Financial Indebtedness, obligations and liabilities hereinafter collectively referred to as the "SECURED OBLIGATIONS"), Trustor does hereby irrevocably grant, convey, transfer and assign unto the Trustee and the Trustee's successors and assigns, in trust, with power of sale and right of entry and possession, the real property located in the County of Los Angeles, State of California, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes (the "LAND");

         TO HAVE AND TO HOLD unto the Trustee and Trustee's successors and assigns, forever, TOGETHER with all buildings, improvements, and tenements now or hereafter erected on the Land (collectively, the "IMPROVEMENTS"), and all heretofore or hereafter vacated alleys and streets abutting the Land, and all easements, servitudes, rights, appurtenances, rents (subject however to the assignment of rents to Beneficiary herein), royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the Land and/or relating or pertaining to the Land and/or the Improvements, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with the Land and/or the Improvements, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light to the Land and/or the Improvements, and any and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, trees and plants now or hereafter located on the Land; all of which, including replacements and additions thereto, shall be deemed to be and remain a part

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of the Land and/or the Improvements; and all of the foregoing, together with said Land (or the leasehold estate in the event this Instrument is on a leasehold) are herein referred to as the "PROPERTY";

         TOGETHER with, subject to PARAGRAPH 25 hereof, all of Trustor's right, title and interest in, to and under any and all leases, subleases, licenses or occupancy agreements now or hereinafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property (hereinafter referred to collectively as the "LEASES" and singularly as a "LEASE"), together with all rents, earnings, income, profits, benefits and advantages arising from the Property and from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Trustor as lessor or sublessor under such Leases, including, without limitation, the immediate and continuing right, either in person, by agent or by receiver to be appointed by a court subject to the License (as defined in PARAGRAPH 25 herein), to (a) receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, (b) accept or reject any offer made by any tenant or subtenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided, (c) perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Trustor (such power of attorney being irrevocable and coupled with an interest), and (d) make all waivers and agreements, give and receive all notices, consents and releases, take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and do any and all other things whatsoever which Trustor is or may become entitled to do under any such Lease, together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law and in equity, relating to the Property, to the extent not included in rent earnings and income under any of the Leases (collectively, the "LEASE COLLATERAL");

         TOGETHER with all of Trustor's right, title and interest in, to and under any and all reserve, deposit or escrow accounts (the "ACCOUNTS") made pursuant to this Instrument, the Credit Agreement or any other Security Document or agreement made between Trustor and Beneficiary with respect to the Property, together with all income, profits, benefits and advantages arising therefrom, and together with all rights, powers, privileges, options and other benefits of Trustor under the Accounts, and together with the right to do any and all other things whatsoever which Trustor is or may become entitled to do under the Accounts (collectively, the "ACCOUNTS COLLATERAL");

         TOGETHER with all of Trustor's right, title and interest in and to all agreements, contracts, certificates, guaranties, warranties, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, pertaining to the use, occupancy, construction, management or operation of the Property and any part thereof and any Improvements or respecting any business or activity conducted on the Property and any part thereof and all right, title and interest of Trustor therein, including the right to receive and collect any sums payable to Trustor thereunder and all deposits or other security or advance payments made by Trustor with respect to any of the services related to the Property or the operation thereof, together with any tax refunds and Trustor's rights to insurance proceeds, unearned insurance premiums and choses in action (collectively, the "CONTRACT COLLATERAL");

         TOGETHER with all of Trustor's right, title and interest in and to all tradenames, trademarks, service marks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property (collectively, the "INTANGIBLE COLLATERAL"); and

         TOGETHER with any and all proceeds resulting or arising from the foregoing (the "PROCEEDS").

         The Property, the Lease Collateral, the Accounts Collateral, the Contract Collateral, the Intangible Collateral and the Proceeds are herein collectively referred to as the "DEED OF TRUST

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PROPERTY"; all of which, including replacements and additions thereto, shall be deemed to be subject to the lien of this Instrument.

         TO HAVE AND TO HOLD the above granted and described Deed of Trust Property unto and to the use and benefit of Trustee and its successors and assigns, for the benefit of Beneficiary, forever, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION.

         Except as provided in the Credit Agreement, the Deed of Trust Property to remain so specially mortgaged, affected and hypothecated unto and in favor of Beneficiary and any future holder or holders of the Secured Obligations until the full and final payment of the Secured Obligations and a written cancellation of this Instrument signed by Beneficiary, Trustor being hereby obligated not to sell, alienate, deteriorate or otherwise encumber the Deed of Trust Property to the prejudice of this Instrument except as provided in the Credit Agreement, and not to permit or suffer the same to be so sold, alienated, deteriorated or encumbered except as provided in the Credit Agreement.

         Trustor covenants that Trustor is lawfully seized of the estate hereby conveyed and has the right to grant, convey and assign such estate in the Deed of Trust Property (and, if this Instrument is on a leasehold, that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), subject to the Permitted Encumbrances (as hereinafter defined), that the Deed of Trust Property is unencumbered except for the Permitted Encumbrances, and that Trustor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Instrument and shall forever warrant and defend the title to the Deed of Trust Property against all claims and demands, subject to the Permitted Encumbrances.

         Trustor and Beneficiary, intending to be legally bound hereby, covenant and agree as follows:

1.       DEFINITIONS.

         (a) "PERMITTED ENCUMBRANCES" shall mean (i) current real estate taxes or governmental charges or levies which are a lien but not yet due and payable, (ii) any other items specifically listed in the schedules of exceptions to coverage in the title policy insuring Beneficiary's interest in the Property, and (iii) any other lien permitted pursuant to the terms of Section 7.3 of the Credit Agreement that affects the Deed of Trust Property.

         (b) The Credit Agreement, the Loan Documents, this Instrument, that certain Assignment of Leases and Rents of even date herewith, from Trustor and in favor of Beneficiary, in its capacity as administrative agent, and relating to the Deed of Trust Property (the "ASSIGNMENT"), and any other agreement or instrument now or hereafter evidencing, governing, securing, or guaranteeing all or any part of the Secured Obligations are hereinafter collectively called the "SECURITY DOCUMENTS".

         (c) Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Credit Agreement.

2. PAYMENT AND PERFORMANCE OF SECURED OBLIGATIONS. Trustor shall promptly pay and perform when due, and shall cause the Borrower and the other Loan Parties to promptly pay and perform when due, the Secured Obligations.

3. TAXES AND OTHER CHARGES; LIENS. Trustor shall duly pay and discharge all taxes (including all documentary stamp taxes and intangible taxes), assessments, vault, water and sewer rents, rates, charges and assessments, premiums, levies, judgments, liens, claims, permits, inspection and license fees, other governmental and quasi-governmental charges or other impositions attributable to the Deed of Trust Property or this Instrument, and any penalties or interest for non-payment thereof,

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heretofore or hereafter imposed, or which may become a lien, upon the Deed of
Trust Property or arising with respect to the occupancy, use and possession thereof (collectively, the "IMPOSITIONS"), by Trustor making payment, promptly when due and before any penalty or interest may be added thereto, directly to the payee thereof, or in such other manner as Beneficiary may designate in writing. Further, if this Instrument is on a leasehold, Trustor shall duly pay all ground rents and other charges payable under the ground lease, as same become due and payable. Trustor shall promptly furnish to Beneficiary, upon receipt of written notice from Beneficiary, all notices requested by Beneficiary of amounts due under this PARAGRAPH 3, and in the event Trustor shall make payment directly, Trustor shall promptly furnish to Beneficiary, upon receipt of a written request therefor, receipts evidencing such payments. Subject to the right to contest as provided below, Trustor shall promptly discharge any lien (other than a Permitted Encumbrance) which has, or may have, priority over or equality with, the lien of this Instrument, and Trustor shall duly pay and discharge, when due, all claims for labor, material or supplies which if unpaid, would become a lien upon the Deed of Trust Property (and not otherwise permitted as a Permitted Encumbrance). Without Beneficiary's prior written permission, but subject to the right to contest as provided below, Trustor shall not allow any lien inferior to this Instrument (other than a Permitted Encumbrance) to be perfected against the Deed of Trust Property. Trustor shall have the right to contest the amount or validity of an Imposition, including, but not limited to, any judgment, lien or claim, by appropriate proceedings diligently conducted in good faith provided that (i) neither Trustor nor Beneficiary would by reason thereof be subject to any civil or criminal liability (other than the payment of the amount due and any interest or penalties thereon); (ii) neither the Deed of Trust Property, nor any part thereof, would, by reason of such contest (including any postponement or deferment in payment incident thereto), be, in the reasonable judgment of Beneficiary, in danger of being forfeited or lost or subject to any lien, encumbrance or charge against which Trustor shall not have made adequate reserves (in the reasonable judgment of Beneficiary), or made a deposit as provided under clause (iii) immediately following; and (iii) if the amount in controversy, together with all other amounts subject to similar controversy, exceeds $50,000.00 in the aggregate, Trustor shall have established on its books adequate reserves with respect thereto in conformity with generally accepted accounting principles. Upon the termination of such proceedings, it shall be the obligation of Trustor to pay the amount of such Impositions, or part thereof, as finally determined in such proceedings to be due, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including reasonable attorneys' fees and disbursements), interest, penalties and other liabilities in connection therewith, and upon such payment Beneficiary shall return to Trustor, with interest earned, if any, the amount deposited with it as aforesaid.

4.       HAZARD INSURANCE.

         (a) Supplementing the provisions of Sections 4.22 and 6.5 of the Credit Agreement, Trustor shall keep the Improvements now existing or hereafter erected on the Property insured by carriers at all times reasonably satisfactory to Beneficiary against loss by fire, hazards included within the term "extended coverage", rent loss and such other hazards, casualties, liabilities and contingencies as Beneficiary shall reasonably require and in such amounts and for such periods as Beneficiary shall reasonably require. Trustor shall purchase policies of insurance with respect to the Property with such insurers, in such amounts and covering such risks as shall be reasonably satisfactory to Beneficiary. In determining the reasonableness of Beneficiary's request, the amounts and types of insurance coverages that are generally carried by similarly situated businesses, as determined by Beneficiary, shall be presumed to be reasonable. Trustor shall cause all insurance (except general public liability insurance) carried in accordance with this PARAGRAPH 4 to be payable to Beneficiary as a mortgagee and not as a coinsured, and, in the case of all policies of insurance carried by each lessee for the benefit of Beneficiary, if any, to cause all such policies to be payable to Beneficiary as Beneficiary's interest may appear. All premiums on insurance policies heretofore set forth (the "PREMIUMS") shall be paid promptly when due. Trustor shall deliver to Beneficiary, within twenty (20) days of Beneficiary's request, a

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certificate of Trustor's insurance agent, that all Premiums have been paid and that the policies are in full force and effect.

         (b) All insurance policies and renewals thereof shall be in a form reasonably acceptable to Beneficiary and shall include a standard mortgagee clause in favor of and in form acceptable to Beneficiary. Beneficiary shall have the right to hold the policies, and Trustor shall promptly furnish to Beneficiary all renewal notices and all receipts of paid Premiums. At least thirty (30) days prior to the expiration date of a policy, Trustor shall deliver to Beneficiary, at Beneficiary's request, evidence that the policy has been renewed or a new policy issued, and that all Premiums relating thereto have been paid, in a form reasonably satisfactory to Beneficiary.

         (c) In the event of loss, Trustor shall give prompt written notice to the insurance carrier and to Beneficiary and, subject to Trustor's right to reinvest the net proceeds resulting therefrom pursuant to the Credit Agreement, all net proceeds resulting therefrom shall be applied to the payment of the Secured Obligations pursuant to the Credit Agreement.

         (d) If the Property is sold pursuant to PARAGRAPH 40 hereof or if Beneficiary acquires title to the Property, Beneficiary shall have all of the right, title and interest of Trustor in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

5. ESCROW FUND. Notwithstanding anything to the contrary contained in PARAGRAPHS 3 OR 4 hereof, upon the occurrence of an Event of Default, Trustor shall, at the option of Beneficiary and following Trustor's receipt of written notice from Beneficiary, pay to Beneficiary on the first day of each calendar month at the address set forth in such notice one-twelfth of an amount (the "ESCROW FUND") which would be sufficient to pay for the Impositions and the Premiums payable, or reasonably estimated by Beneficiary to be payable, during the ensuing twelve (12) months. Beneficiary will apply the Escrow Fund to the payment of the Impositions and the Premiums which are required to be paid by Trustor pursuant to the provisions of this Instrument. If the amount of the Escrow Fund shall exceed the amount of the Impositions and the Premiums payable by Trustor pursuant to the provisions of this Instrument, Beneficiary shall, in its discretion, (a) return any excess to Trustor, (b) credit such excess against future payments to be made to the Escrow Fund or (c) credit such excess against the Secured Obligations in such priority and in such proportions as Beneficiary in its sole discretion shall deem proper. If the Escrow Fund is not sufficient to pay for the Impositions and the Premiums as the same become payable, Trustor shall pay Beneficiary, upon request, an amount which Beneficiary shall reasonably estimate as sufficient to make up the deficiency. Until expended or applied as provided in this PARAGRAPH 5, any amounts in the Escrow Fund may be commingled with the general funds of Beneficiary and shall constitute additional security for the Secured Obligations and shall bear no interest.

6. PRESERVATION AND MAINTENANCE OF DEED OF TRUST PROPERTY. Trustor (a) shall not commit waste or permit impairment or deterioration (other than normal wear and tear) of the Deed of Trust Property, (b) shall not abandon the Deed of Trust Property, (c) shall restore or repair promptly and in a good and workmanlike manner all Improvements located on the Land that are reasonably necessary to the operation of the business presently operated thereon to good working order and condition, to at least the equivalent of its condition immediately prior to any event of damage, injury or loss thereof, or such other condition as Beneficiary may approve in writing, in the event of any such damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including, but not limited to, the Improvements and all fixtures, equipment, machinery and appliances thereon in good repair, and shall replace fixtures, equipment, machinery and appliances on the Property when necessary, (e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the

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Property, including, but not limited to, the Americans with Disabilities Act of
1990 except, in each case, to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (f) shall give notice in writing to Beneficiary of and, unless otherwise directed in writing by Beneficiary, appear in and defend any action or proceeding purporting to affect the Deed of Trust Property, the security of this Instrument or the rights or powers of Beneficiary. Except when incident to the replacement of fixtures, equipment, machinery or appliances with items of like kind and except as provided in the Credit Agreement, Trustor shall not remove, demolish or materially alter any Improvement now existing or hereafter erected on the Land without Beneficiary's prior written consent.

         If this Instrument is on a leasehold, Trustor shall (i) perform all of the covenants and conditions required to be performed by it under the ground lease, (ii) give immediate written notice to Beneficiary of any default by lessor under the ground lease or of any notice received by Trustor from such lessor of any default under the ground lease by Trustor, (iii) exercise any option to renew or extend the ground lease and give written confirmation thereof to Beneficiary within thirty (30) days after such option becomes exercisable,
(iv) give immediate written notice to Beneficiary of the commencement of any remedial proceedings under the ground lease by any party thereto and, upon the occurrence and during the continuance of an Event of Default if required by Beneficiary, shall permit Beneficiary as Trustor's attorney-in-fact to control and act for Trustor in any such remedial proceedings and (v) within thirty (30) days after request by Beneficiary, obtain from the lessor under the ground lease and deliver to Beneficiary the lessor's estoppel certificate required thereunder, if any. Trustor hereby expressly collaterally transfers and assigns to Beneficiary the benefit of all covenants contained in the ground lease, whether or not such covenants run with the land, but Beneficiary shall have no liability with respect to such covenants nor any other covenants contained in the ground lease.

         Except as permitted pursuant to the terms of the Credit Agreement, Trustor shall not surrender the leasehold estate and interests herein conveyed nor terminate or cancel the ground lease creating said estate and interests, and Trustor shall not, without the express written consent of Beneficiary, alter or amend said ground lease. Trustor covenants and agrees that there shall not be a merger of the ground lease, or of the leasehold estate created thereby, with the fee estate covered by the ground lease by reason of said leasehold estate or said fee estate, or any part of either, coming into common ownership, unless Beneficiary shall consent in writing to such merger, if Trustor shall acquire such fee estate, then this Instrument shall simultaneously and without further action be spread so as to become a lien on such fee estate.

7. USE OF PROPERTY. Unless required by applicable law or unless Beneficiary has otherwise consented in writing, Trustor shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed, except as may be necessary or desirable in connection with the conduct of Trustor's business thereon and provided same shall be permitted under applicable law. Trustor shall not subdivide the Property or initiate or acquiesce in a change in the zoning classification of the Property without Beneficiary's prior written consent.

8. PROTECTION OF LENDER'S SECURITY. If Trustor fails to perform the covenants and agreements contained in this Instrument following the expiration of any notice or cure period under the Credit Agreement, or if any action or proceeding is commenced which affects all of or any portion of the Deed of Trust Property or title thereto or the interest of Beneficiary therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Beneficiary, at Beneficiary's option, may make such appearances, disburse such sums and take such action as Beneficiary deems necessary, in its sole discretion, to protect Beneficiary's interest, including, but not limited to, (i) disbursement of attorneys' fees,
(ii) entry upon the Property to make repairs, (iii) procurement of satisfactory insurance as provided in PARAGRAPH 4 hereof, (iv) if this

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Instrument is on a leasehold, exercise of any option to renew or extend the ground lease on behalf of Trustor and the curing of any default of Trustor in the terms and conditions of the ground lease, and (v) the payment of any Impositions levied against the Property then due and payable.

         Any amounts disbursed by Beneficiary pursuant to this PARAGRAPH 8, with interest thereon, shall become additional indebtedness of Trustor secured by this Instrument and shall automatically be included in the Secured Obligations. Unless Trustor and Beneficiary agree to other terms of payment, such amounts shall be immediately due and payable promptly after Trustor's receipt of a written demand from Beneficiary for payment thereof and shall bear interest from the date of disbursement at a rate per annum equal to the rate per annum payable on past due Base Rate Loans under the Credit Agreement. Trustor hereby covenants and agrees that Beneficiary shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby. Nothing contained in this PARAGRAPH 8 shall require Beneficiary to incur any expense or take any action hereunder.

9. INSPECTION. Upon reasonable advance notice to Trustor (unless in the event of an emergency where no advance notice shall be required), Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property including, but not limited to, phase I and/or phase II environmental audits and inspections which entries upon and inspections of the Property (including phase I and II audits and inspections) will not unreasonably disturb Trustor's use of the Property. The cost of any such inspection or audit shall be borne by Trustor if Beneficiary has a reasonable basis to believe that there may be a violation of applicable laws or a release of hazardous materials, on, at, in, under, above, to, from or about the Property and the inspection or audit confirms such belief.

10. BOOKS AND RECORDS; FINANCIAL STATEMENTS. Trustor shall comply with the requirements of Sections 6.1 and 6.2 of the Credit Agreement insofar as such requirements affect the Deed of Trust Property.

11. CONDEMNATION. Trustor shall promptly notify Beneficiary of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, affecting the Property, or any part thereof, and Trustor shall appear in and prosecute any such action or proceeding unless otherwise directed by Beneficiary in writing following the occurrence and during the continuance of an Event of Default. Trustor authorizes Beneficiary, at Beneficiary's option, following the occurrence and during the continuance of an Event of Default, as attorney in fact for Trustor, to commence, appear in and prosecute, in Beneficiary's or Trustor's name, any action or proceeding relating to any condemnation or other taking of the Property, or part thereof, whether direct or indirect, to settle or compromise any claim in connection with such condemnation or other taking and to execute any and all documents as may be required in connection therewith. Trustor's appointment of Beneficiary as its attorney-in-fact is irrevocable and coupled with an interest. Except as otherwise provided in the Credit Agreement, in which case the terms of the Credit Agreement shall govern, the proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary subject, if this Instrument is on a leasehold, to the rights of lessor under the ground lease.

         Provided no Event of Default shall have occurred (which remains uncured), Beneficiary shall apply such awards, payments, proceeds or damages, after the deduction of Beneficiary's expenses incurred in the collection of such amounts, first, to restoration or repair of the remaining Property, second, to payment of the Secured Obligations, and third, to Trustor. Trustor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Beneficiary may require.

         To the extent permitted by applicable law, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

12. TRUSTOR AND LIEN NOT RELEASED. From time to time, Beneficiary or any of the Lenders may, at its option, without giving notice to or obtaining the consent of Trustor, Trustor's successors or assigns or of any junior lien-holder or guarantors, without liability on the part of Beneficiary or any Lender and notwithstanding Trustor's breach of any covenant or agreement of Trustor in this Instrument, extend the time for payment of the Secured Obligations or any part thereof, reduce the payments thereon, release anyone liable on any part of the Secured Obligations, accept a renewal note or notes therefor, modify the terms and time of payment of the Secured Obligations, release from the lien of this Instrument any part of the Deed of Trust Property, take or release other or additional security, reconvey any part of the Deed of Trust Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and/or agree in writing with any of the other Loan Parties to modify the terms of any other Security Document. Any actions taken by Beneficiary or any of the Lenders pursuant to the terms of this PARAGRAPH 12 shall not affect the obligation of Trustor or Trustor's successors or assigns to pay and perform the Secured Obligations and to observe the covenants of Trustor contained herein, and shall not affect the lien or priority of lien hereof on the Deed of Trust Property. Trustor shall pay Beneficiary all expenses incurred by Beneficiary, including, without limitation, all title insurance premiums and reasonable attorneys' fees as may be incurred at Beneficiary's option, for any such action if taken at Trustor's request.

13. FORBEARANCE BY BENEFICIARY NOT A WAIVER. Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Beneficiary of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Beneficiary's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary's right to exercise its remedies hereunder, nor shall Beneficiary's receipt of any awards, proceeds or damages pursuant to the provisions of this Instrument operate to cure or waive Trustor's default in payment of the Secured Obligations.

14. ESTOPPEL CERTIFICATE. Trustor shall, within ten (10) days of a written request from Beneficiary, furnish Beneficiary with a written statement, duly acknowledged, setting forth the Secured Obligations and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument and the other Security Documents and attaching true, correct and complete copies of this Instrument and the other Security Documents and any and all modifications, amendments and substitutions thereof.

15. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT; FIXTURE FILING. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the State in which the Deed of Trust Property is located (the "UNIFORM COMMERCIAL CODE"), for any of the items of personal property specified above as part of the Deed of Trust Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Trustor hereby grants Beneficiary a security interest in said items. Trustor agrees that Beneficiary may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Deed of Trust Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Trustor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument, in such form as Beneficiary may require to perfect a security interest with respect to said items. Further, Trustor authorizes Beneficiary to file Uniform Commercial Code financing statements in Los Angeles County, California and such other jurisdictions as Beneficiary may require in order to perfect and provide notice of the liens and security interested created hereunder. Trustor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may require. Except for Permitted Encumbrances and except as otherwise permitted under the Credit Agreement, without the prior written consent of Beneficiary, Trustor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon the occurrence of an Event of Default, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code and may also invoke such remedies under the Uniform Commercial Code and the remedies provided in PARAGRAPH 26 hereof as to such items. In exercising any of said remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Deed of Trust Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Uniform Commercial Code or of the remedies provided in PARAGRAPH 26 hereof.

16. LEASES OF THE PROPERTY. As used in this PARAGRAPH 16, the word "lease" shall mean "sublease" if this Instrument is on a leasehold. Trustor shall comply with and observe Trustor's obligations as landlord under all leases of the Property or any part thereof. Except as provided in the Credit Agreement, Trustor will not, without in each instance obtaining the prior written approval of Beneficiary, which consent shall not be unreasonably withheld, but may be conditioned on the delivery by Trustor of a further assignment of rents and leases in recordable form, enter into any Lease.

         The request for approval of any proposed lease shall be made to Beneficiary in writing and Trustor shall furnish to Beneficiary: (i) such biographical and financial information about the proposed tenant as Beneficiary may reasonably require in conjunction with its review, (ii) a copy of the proposed form of lease, and (iii) a summary of the material terms of such proposed lease (including, without limitation, rental terms and the term of the proposed lease and any options).

         Trustor, at Beneficiary's request, shall furnish Beneficiary with executed copies of all leases hereafter made of all or any part of the Property, and all leases hereafter entered into will be in form and substance subject to the approval of Beneficiary, which approval shall not be unreasonably withheld, conditioned or delayed. All leases of the Property (or a separate agreement in recordable form and substance satisfactory to Beneficiary) shall specifically provide that such leases are subordinate to this Instrument; that the tenant thereunder attorns to Beneficiary, such attornment to be effective upon Beneficiary's acquisition of title to the Property; that the tenant agrees to execute such further evidences of subordination and/or attornment as Beneficiary may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; that in no event shall Beneficiary, as holder of this Instrument or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Beneficiary or any subsequent owner acquire title to the Property; and that Beneficiary will not disturb the tenant's quiet enjoyment of the Property unless an event of default on the part of the tenant occurs.

17. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

18. ACCELERATION IN CASE OF TRUSTOR'S INSOLVENCY. If Trustor shall voluntarily file a petition under Title 11 of the U.S. Code (the "ACT"), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or if Trustor shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Trustor, within sixty (60) days of the filing of such involuntary proceeding, or if Trustor shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Trustor or Trustor's property, or if the Deed of Trust Property shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Trustor shall make an assignment for the benefit of Trustor's creditors, or if there is an attachment, execution or other judicial seizure of any portion of Trustor's assets and such seizure is not discharged within ten (10) days, then Beneficiary may, at Beneficiary's option, declare the Secured Obligations to be immediately due and payable without prior notice to Trustor, and Beneficiary may invoke any remedies permitted by PARAGRAPH 26 hereof. Any attorneys' fees and other expenses incurred by Beneficiary in connection with Trustor's bankruptcy or any of the other aforesaid events shall be additional indebtedness of Trustor secured by this Instrument pursuant to PARAGRAPH 8 hereof.

19. TRANSFERS OF THE DEED OF TRUST PROPERTY OR BENEFICIAL INTERESTS IN TRUSTOR. Except to the extent the same does not violate the terms of this Instrument or the Credit Agreement, neither Trustor nor any constituent thereof shall sell, encumber, lease, transfer, pledge, assign, dispose of or convey, (i) all or any part of the Deed of Trust Property, or any interest therein, (ii) all or substantially all of the assets of Trustor, or (iii) all or any part of the beneficial interests in Trustor.

20. NOTICES. Except for any notice required under applicable law to be given in another manner, any notice to Trustor or Beneficiary provided for in this Instrument shall be deemed to have been given if given in accordance with the terms of the Credit Agreement. Trustor's and Beneficiary's addresses are set forth above and each may designate a substitute address by notice given in accordance with the terms hereof. Any notice to the Trustee shall be given in the manner specified in this Instrument and to the address specified at the head of this Instrument.

21. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of Beneficiary and Trustor. If Trustor is comprised of more than one entity or person, all covenants and agreements of Trustor shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, Beneficiary may act through its employees, agents or independent contractors as authorized by Beneficiary. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

22. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of California. In the event that any provision of this Instrument conflicts with applicable law, such conflict shall not affect other provisions of this Instrument which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument are declared to be severable. In the event that any applicable law limiting the amount of interest or other charges permitted to be taken, received, reserved, charged or collected from Trustor is interpreted so that any charge provided for in this Instrument, whether considered separately or together with other charges levied in connection with this Instrument, violates such law, and Trustor is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Beneficiary in excess of the amounts payable to Beneficiary pursuant to such charges as reduced shall be applied against the Secured Obligations in such priority and in such proportions as Beneficiary in its sole discretion shall deem proper. For the purposes of determining whether any applicable law limiting the amount of interest or other charges permitted to be taken, received, reserved, charged or collected from Trustor has been violated, all indebtedness which is secured by this Instrument and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be amortized, prorated, allocated and spread over the stated term of the Credit Agreement. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest computed thereby is uniform throughout the stated term of the Credit Agreement.

23. WAIVER OF STATUTE OF LIMITATIONS. To the extent permitted by applicable law, Trustor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or any other Security Document or to any action brought to enforce the payment and performance of the Secured Obligations.

24. WAIVER OF MARSHALLING AND OTHER RIGHTS. Notwithstanding the existence of any other security interest in the Deed of Trust Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all of the Deed of Trust Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any or all portions of the Secured Obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. To the extent permitted by applicable law, Trustor, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Deed of Trust Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein, including any rights provided by California Civil Code Sections 2899 and 3433, as such Sections may be amended from time to time. Trustor hereby waives the benefit of all appraisement, valuation, stay, extensions, exemption laws or any so-called "Moratorium Laws" now existing or hereafter enacted.

25. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; MORTGAGEE IN POSSESSION. Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary all of Trustor's right, title and interest in all rents and revenues of the Property, including those now due, past due, or to become due by virtue of any Lease, regardless of to whom such rents and revenues of the Property are payable. Trustor hereby authorizes Beneficiary or Beneficiary's agents to collect the aforesaid rents and revenues and hereby directs each tenant and subtenant of the Property to pay such rents, to Beneficiary or Beneficiary's agents; provided, however, that prior to the occurrence of an Event of Default, Trustor shall be permitted to take all action required under and enforce any rights or liabilities under the Leases and shall have a license to collect and receive all rents and revenues of the Property as trustee for the benefit of Beneficiary and Trustor, to apply the rents and revenues so collected to the sums secured by this Instrument with the balance, to the account of Trustor and take such other actions as Trustor shall be permitted to take pursuant to the license granted in Section 1 of the Assignment of Leases (the "LICENSE"), it being intended by Trustor and Beneficiary that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon the occurrence of an Event of Default and upon delivery of written notice by Beneficiary to Trustor of such Event of Default (containing a statement that Beneficiary shall exercise its rights to the rents), and without the necessity of Beneficiary entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Beneficiary shall immediately be entitled to possession of all of Trustor's rents and revenues of the Property as specified in this PARAGRAPH 25 as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately be held by Trustor in trust for the benefit of Beneficiary only. Trustor agrees that commencing upon delivery of such written notice by Beneficiary to Trustor, each tenant of the Property shall make such rents payable to and pay such rents to Beneficiary or Beneficiary's agents on Beneficiary's written demand to each tenant and subtenant therefor, delivered to each tenant and subtenant personally or by mail, without any liability on the part of said tenant or subtenant to inquire further as to the existence of a default by Trustor, and Trustor shall have no right to claim against said tenant or subtenant for any such rents and other amounts so paid by the tenant or subtenant to Beneficiary.

         Trustor hereby covenants that Trustor has not executed any prior assignment of said rents, that Trustor has not performed, and will not perform, any acts or has not executed, and will not execute, any instrument which would prevent Beneficiary from exercising its rights under this PARAGRAPH 25, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any of the rents of the Property for more than one month prior to the due dates of such rents. Trustor covenants that Trustor will not hereafter collect or accept payment of any rents of the Property more than one month prior to the due dates of such rents. Trustor further covenants that Trustor will execute and deliver to Beneficiary such further assignments of rents and revenues of the Property as Beneficiary may from time to time request.

         Upon the occurrence of an Event of Default, Beneficiary shall be entitled to require the appointment of a receiver for the Property, without notice to Trustor or any other person or entity and Beneficiary may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Beneficiary's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of Leases, the collection of all rents and revenues of the Property, the enforcement or fulfillment of any terms, condition or provision of any Lease, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, and the entering into Leases on the Property, or any part thereof, for such terms as Beneficiary deems desirable, all on such terms as are deemed best to protect the security of this Instrument. In the event Beneficiary elects to seek the appointment of a receiver for the Property as aforesaid, Trustor hereby expressly consents to the appointment of such receiver. Beneficiary or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

         All rents and revenues collected subsequent to an Event of Default and the appointment of a receiver for the Property as aforesaid shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, attorneys' fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Trustor as lessor or landlord of the Property and then to the Secured Obligations in such priority and in such proportion as Beneficiary in its sole discretion deems proper. Beneficiary or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Beneficiary shall not be liable to Trustor, anyone claiming under or through Trustor or anyone having an interest in the Property by reason of anything done or left undone by Beneficiary under this PARAGRAPH 25.

         If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Beneficiary for such purposes shall become indebtedness of Trustor to Beneficiary secured by this Instrument pursuant to PARAGRAPH 8 hereof. Unless Beneficiary and Trustor agree in writing to other terms of payment, such amounts shall be payable upon notice from Beneficiary to Trustor requesting payment thereof and shall bear interest from the date of disbursement at a rate per annum equal to the rate per annum payable on past due Base Rate Loans under the Credit Agreement.

         Any entering upon and taking and maintaining of control of the Property by Beneficiary or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Beneficiary under applicable law or provided herein. This assignment of rents of the Property shall terminate upon (i) payment in full of the Secured Obligations and (ii) the performance and observance of all terms, covenants and conditions to be performed or observed by the Loan Parties under the Security Documents.

         This assignment of rents of the Property shall neither be deemed or construed to constitute Beneficiary a mortgagee in possession nor at any time or in any event to impose any obligation whatsoever upon Beneficiary to appear in or defend any action or proceeding relating to the Leases or the Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Trustor by any tenant and not assigned and delivered to Beneficiary, or render Beneficiary liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Property.

         Trustor agrees that the collection of rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by Beneficiary shall not cure or waive any default, or waive, modify or affect any notice of default under any of the Security Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Beneficiary, once exercised, shall continue for so long as Beneficiary shall elect. If Beneficiary shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy thereunder may be reasserted at any time and from time to time following any subsequent Event of Default.

26. ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default, Beneficiary may: (i) apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property; (ii) in person, by agent or by court-appointed receiver, enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Instrument;
(iii) exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code; (iv) bring an action in any court of competent jurisdiction to foreclose this Instrument or to obtain specific enforcement of any of the covenants or agreements of this Instrument; and/or (v) invoke the power of sale and any other remedies permitted by applicable law or provided herein. Trustor acknowledges that, upon the occurrence of an Event of Default, Beneficiary, without prior judicial hearing, may exercise the power of sale granted in PARAGRAPH 40 below. Trustor acknowledges that any proceeds of any non-judicial foreclosure sale under the power of sale granted in PARAGRAPH 40 of this Instrument shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies.

27. RELEASE. Trustor acknowledges that this Instrument and the other Security Documents secure, or will secure, the payment, performance and/or observation of and/or compliance with the Secured Obligations. Trustor agrees that the lien of this Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Beneficiary or any Lender of any security for or guarantors of payment, performance and/or observation of and/or compliance with the Secured Obligations, or by any failure, neglect or omission on the part of Beneficiary or any Lender to realize upon or protect any of the Secured Obligations or any of the collateral security therefor. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the Secured Obligations or any of the collateral security therefor or of any guarantee thereof. Beneficiary may, at its discretion, foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the other Security Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right available under this

Instrument without first exercising or enforcing any of its rights or remedies under any or all of the other Security Documents. Such exercise of Beneficiary's rights and remedies under any or all of the other Security Documents shall not in any manner impair the duty to pay or discharge the Secured Obligations or otherwise impair the lien of this Instrument, and any exercise of the rights or remedies pursuant to this Instrument shall not impair the lien of any of the other Security Documents or any of Beneficiary's rights and remedies thereunder. Trustor specifically consents and agrees that Beneficiary may exercise its rights and remedies hereunder and under the Security Documents separately or concurrently and in any order that Beneficiary may deem appropriate.

28. FUTURE ADVANCES. This Instrument is given to secure not only the existing indebtedness secured hereby, but also such future advances as are made under the relevant Security Documents, plus interest thereon, and any disbursements made under the relevant Security Documents for the payment of taxes, insurance or other liens on the Deed of Trust Property, with interest on such disbursements, which advances shall be secured hereby to the same extent as if such future advances were made on this date. The total amount of indebtedness secured hereby may increase or decrease from time to time. The provisions of this PARAGRAPH 28 shall not be construed to imply any obligation on any of the Lenders to make any future advances, it being the intention of the parties that any future advances shall be solely at the discretion and option of the Lenders or as expressly required under the Loan Documents.

29. ATTORNEYS' FEES. As used in this Instrument, "attorneys' fees" shall include attorneys' fees, if any, which may be awarded by an appellate court and attorneys' fees incurred in connection with any bankruptcy proceedings relating to or otherwise involving Trustor or any other Loan Party or any of their constituent entities.

30. REPRESENTATIONS OF TRUSTOR. Trustor hereby represents and warrants to Beneficiary the following:

         (a)      Trustor (i) is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations; (ii) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is authorized to conduct business in the State of California to the extent it conducts any business requiring such authorization; and (iii) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Deed of Trust Property.

         (b) There are (i) no actions, suits or proceedings pending, threatened or contemplated for the liquidation, termination or dissolution of Trustor and (ii) no actions, suits or proceedings affecting all or any portion of the Deed of Trust Property that have not been disclosed to Beneficiary by Trustor in writing.

         (c) Except for those leases set forth in Exhibit "B" attached hereto, there are no Leases, licenses, occupancy agreements, tenancies, options or other occupancy agreements of any kind whatsoever, whether expressed or implied, written or oral, outstanding with respect to the Property.

         (d) Except for the tenants identified in Exhibit "B" attached hereto, there are no persons or entities occupying space in the Property as tenants other than Trustor and its affiliates.

         (e) Subject to the Permitted Encumbrances, Trustor is now in possession of the Property; Trustor's possession of the Property is peaceable and undisturbed; Trustor has no actual knowledge of any facts by reason of which any claim to the Property, or any part thereof, might arise or be set up adverse to Trustor; and the Property is free and clear of (i) any lien for taxes and assessments (except real property taxes and assessments not yet due and payable for the calendar year in which this Instrument is being executed), and (ii) any easements, rights-of-way, restrictions, encumbrances, liens or other exceptions to title by mortgage, decree, judgment, agreement, instrument, or, to the knowledge of Trustor, proceeding in any court.

         (f) All charges for labor, materials or other work of any kind furnished in connection with the construction, improvement, renovation or rehabilitation of the Property or any portion thereof have been paid in full, and no unreleased affidavit claiming a lien against the Property, or any portion thereof, for the supplying of labor, materials or services for the construction of improvements on the Property has been executed or recorded in the mechanic's lien or other appropriate records in the county in which the Property is located.

         (g) Except as otherwise disclosed to Beneficiary in writing or would not, in the aggregate, be reasonably expected to result in a Material Adverse Effect, the Property and the current and contemplated uses of the Property are in compliance with all applicable federal, state and municipal laws, rules, regulations and ordinances, applicable restrictions, zoning ordinances, building codes and regulations, building lines and easements, including, without limitation, federal and state environmental protection law and the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, and any statute, rule, regulation, ordinance, or order of governmental bodies or regulatory agencies, or any order or decree of any court adopted or enacted with respect thereto; no governmental authority having jurisdiction over any aspect of the Property has made a claim or determination that there is any such violation; and all material permits, licenses and the like which are required or appropriate for the lawful occupation and operation of the Property for the purposes for which it is currently occupied and operated have been issued and are in full force and effect.

         (h) No part of the Property is all or a part of Trustor's homestead.

         (i) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

         (j) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

         (k)      The Property is serviced by public water and sewer systems.

         (l) The Property is free from damage caused by fire or other casualty, which damage has not previously been restored in accordance with the terms of this Instrument and the Credit Agreement.

         (m) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all applicable laws.

         (n) Trustor has received no notice of any actual or threatened condemnation or eminent domain proceedings by any public or quasi-public authority.

         (o) Except as otherwise disclosed to Beneficiary in writing, no portion of the Property is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Trustor has obtained and will maintain the insurance prescribed in PARAGRAPH 4 hereof.

         (p) All of the Improvements lie within the boundaries of the Property.

         (q) The Land and the Improvements thereon are assessed for real estate purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvement is assessed and taxed together with the Property or any portion thereof.

31. TRUSTOR'S ADDITIONAL COVENANTS. Trustor hereby covenants, agrees and undertakes to:

         (a) from time to time, at the request of Beneficiary, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Instrument or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of rents or leases) and perform such further acts and provide such further assurances as may be reasonably necessary, desirable or proper, in Beneficiary's opinion, to carry out more effectively the purposes of this Instrument and such other instruments and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Deed of Trust Property; provided that such documents or instruments do not materially increase Trustor's liability under this Instrument and are not inconsistent with the intent, terms and/or conditions of any of the other Security Documents; and
(iii) execute, acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not materially increase Trustor's liability under this Instrument and are not inconsistent with the intent, terms and/or conditions of the Credit Agreement. Trustor will pay all reasonable costs connected with any of the foregoing in this subparagraph (a);

         (b) continuously maintain all material licenses and permits relating to the Property and Trustor's business and operations conducted thereon;

         (c) continuously maintain Trustor's existence and good standing in the State of New Jersey and right to do business in the State of California to the extent required by law for Trustor to conduct the business currently conducted by Trustor;

         (d) not permit any drilling or exploration for or extraction, removal or production of any mineral, natural element, compound or substance from the surface or subsurface of the Property regardless of the depth thereof or the method of mining or extraction thereof other than the removal of materials in connection with the construction projects or pursuant to and as permitted by written leases or other agreements of record affecting portions of the Property;

         (e) pay on demand all out-of-pocket costs, fees and expenses and other expenditures, including, but not limited to, documentary stamp taxes, intangible taxes and reasonable attorneys' fees and expenses, paid or incurred by Beneficiary to third parties incident to this Instrument or any other Security Document (including, but not limited to, reasonable attorneys' fees and expenses in connection with the negotiation, preparation and execution hereof and of any other Security Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Security Document, and any suit to which Beneficiary is a party involving this Instrument, any other Security Document or the Deed of Trust Property) or incident to the enforcement of the Secured Obligations or the exercise of any right or remedy of Beneficiary hereunder or under any other Security Document;

         (f) except for Permitted Encumbrances, not execute or deliver any deed of trust, mortgage or pledge of any type covering all or any portion of the Deed of Trust Property;

         (g) not change its name, identity, structure or employer identification number during the term of the Credit Agreement without the prior written consent of Beneficiary except in accordance with the Credit Agreement or the other Security Documents; and

         (h) maintain and keep the Deed of Trust Property in compliance with all applicable laws.

32. PERMITTED EXCEPTIONS. None of the Permitted Exceptions, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Security Documents, materially and adversely affects the value of the Deed of Trust Property, impairs the use or the operation of the Deed of Trust Property or impairs Trustor's ability to pay its obligations in a timely manner.

33.      CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.

         (a) If any law is enacted or adopted or amended after the date of this Instrument which deducts the Secured Obligations from the value of the Deed of Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Secured Obligations or the Lenders' interest in the Deed of Trust Property, Trustor will pay the tax, with interest and penalties thereon, if any;

         (b) Trustor will not claim or demand or be entitled to any credit on account of the Secured Obligations for any part of the taxes or other charges assessed against the Deed of Trust Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Deed of Trust Property, or any part thereof, for real estate tax purposes by reason of this Instrument or the Secured Obligations; and

         (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any of the Security Documents or impose any other tax or charge on the same, Trustor will pay for the same, with all interest and penalties thereon.

34.      INDEMNIFICATION.

         (a) Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Lenders from and against any and all Losses imposed upon or incurred by or asserted against any Lenders and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (iv) any failure of the Property to be in compliance with any applicable laws; (v) any and all claims and demands whatsoever which may be asserted against the Lenders by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; or (vi) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loans secured by this Instrument; provided that Trustor shall have no obligation hereunder to any Lender with respect to Losses to the extent such Losses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful midconduct of such Lender. The term "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

         (b) All costs, expenses and fees as may be incurred in the protection of the Deed of Trust Property and the maintenance of the lien of this Instrument, including the reasonable fees, and actual costs and expenses of any attorneys employed by Beneficiary in any litigation or proceeding affecting this Instrument or any other Security Document or the Deed of Trust Property, including probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any action or proceeding or threatened action or proceeding, shall be immediately due and payable to Beneficiary, with interest thereon at a rate per annum equal to the rate per annum payable on past due Base Rate Loans under the Credit Agreement, and shall be secured by this Instrument. The failure to join any tenant or tenants of the Property as party defendant or defendants in any such civil action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Trustor as a defense in any civil action instituted to collect the Secured Obligations, or any part thereof, or any deficiency remaining unpaid after foreclosure and/or sale of the Deed of Trust Property, any statute or rule of law at any time existing to the contrary notwithstanding.

         TRUSTOR AGREES TO PAY ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY COSTS, INCURRED BY BENEFICIARY IN CONNECTION WITH
(I) THE PREPARATION, EXECUTION AND DELIVERY OF THIS INSTRUMENT AND THE OTHER SECURITY DOCUMENTS AND ANY AMENDMENTS AND WAIVERS HEREOF OR THEREOF, (II) THE FILING OF FINANCING STATEMENTS, (III) THE RECORDING OF THIS INSTRUMENT AND (IV) THE DEFENSE OF ANY SECURITY INTEREST GRANTED TO BENEFICIARY BY TRUSTOR. TRUSTOR ALSO AGREES TO PAY ALL OUT-OF-POCKET COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY'S FEES, INCURRED BY BENEFICIARY IN CONNECTION WITH THE ENFORCEMENT OF THIS INSTRUMENT OR ANY OF THE OTHER SECURITY DOCUMENTS AND THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER OR THEREUNDER. IN ADDITION, TRUSTOR WILL INDEMNIFY BENEFICIARY AND LENDERS AGAINST, AND ON DEMAND REIMBURSE BENEFICIARY AND LENDERS FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST BENEFICIARY OR ANY LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS INSTRUMENT OR ANY OTHER SECURITY DOCUMENT; PROVIDED THAT TRUSTOR SHALL NOT BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY OR ANY LENDER. NOTWITHSTANDING ANYTHING IN THIS INSTRUMENT TO THE CONTRARY, THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE RECONVEYANCE OF THE PROPERTY AND THE SURRENDER OF THIS INSTRUMENT.

35.      WAIVER OF JURY TRIAL.

         TRUSTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TRUSTOR MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS INSTRUMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

36. TRANSFER OF LIEN. Beneficiary may, at any time, transfer or assign this Instrument and any other Security Document held by it as permitted pursuant to the provisions of the Credit Agreement. Beneficiary may forward to each permitted purchaser, transferee, or assignee all documents and information which Beneficiary now has or may hereafter acquire relating to the transactions contemplated by the Credit Agreement and to Trustor and/or the Deed of Trust Property, whether furnished by Trustor or otherwise, as Beneficiary determines necessary or desirable. Trustor shall furnish and Trustor consents to Beneficiary furnishing to such purchaser, transferee or assignee any and all information concerning the

Deed of Trust Property and the Leases, as may be requested by Beneficiary, purchaser, transferee or assignee in connection with any sale or transfer.

37.      RECONVEYANCE. Upon (i) payment in full of the Secured Obligations and
(ii) the performance and observance of all of the terms, covenants and conditions to be performed or observed by Trustor and each of the other Loan Parties, as applicable, under the Security Documents, Beneficiary shall request the Trustee to reconvey the Property and shall surrender this Instrument to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee's reasonable costs incurred in so reconveying the Property.

38. SUBSTITUTE TRUSTEE. Beneficiary, at Beneficiary's option, may from time to time, by an instrument in writing, appoint a successor trustee to any trustee appointed hereunder, which instrument, when executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county or counties where the Property is situated, shall be conclusive proof of proper substitution of such successor trustee. The successor trustee shall, without conveyance of the Property, succeed to all the title, powers and duties conferred upon Trustee herein and by applicable law. Said instrument shall contain the name of the original Beneficiary, Trustee and Trustor hereunder, the book and page where this Instrument is recorded, and the name and address of the successor trustee. If notice of default has been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting trustee have been paid to such trustee who shall endorse receipt thereof upon such instrument of substitution. The procedure herein provided for substitution of trustee shall govern to the exclusion of all other provisions for substitution, statutory or otherwise.

39. STATEMENT OF OBLIGATION. Beneficiary may collect a fee not to exceed the maximum allowed by applicable law for furnishing the statement of obligation as provided in Section 2943 of the Civil Code of California.

40.      EXERCISE OF TRUSTEE'S POWER OF SALE.

         (a) Should Beneficiary pursuant to its rights under PARAGRAPH 26 above elect to have Trustee exercise the power of sale herein contained, Beneficiary shall deliver to Trustee a written declaration of default and demand for sale, and shall deposit with Trustee this Instrument. Upon receipt of same from Beneficiary, Trustee shall cause to be recorded, published and/or delivered to Trustor such notice of default and election to sell as may then be required by law and by this Instrument.

         (b) After giving notice of default and notice of sale, and the lapse of such time period as may be required by law, Trustee may, without demand on Trustor, at the time and place of sale fixed in the notice of sale, either as a whole or in separate parcels or items or through a single sale or through two or more concurrent or successive sales, sell the Property or any part thereof at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; provided, however, that Beneficiary may credit all or any part of the indebtedness secured hereby (including Trustee's fees, title guaranty fees, recording fees, attorneys' fees, and other costs incurred by Beneficiary or Trustee in connection with the sale) against any bid that Lenders may elect to make at the sale. If Beneficiary provides Trustee prior to the sale with any written disclosure statement concerning the Property that Beneficiary determines in its sole discretion should be made available to bidders, Trustee shall deliver a copy of such disclosure statement to each bidder and allow time for the statement to be read before the commencement of bidding. Trustor shall not have any right to direct the order in which the Property is sold. Beneficiary may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold and determine if the Property shall be sold in a single sale or in two or more concurrent or successive sales or in any other manner Beneficiary deems to be in the best interests of Lenders. If Beneficiary determines that the Property shall be sold in two or more sales, Beneficiary may, at its option, cause such sales to be conducted concurrently or successively on the same day or on different days and times and in such order as Beneficiary shall determine, and no such sale shall extinguish or otherwise affect the lien of this Instrument on any part of the Property not then sold until all Secured Obligations have been fully paid. Trustor shall pay the costs and expenses of each such sale and any judicial proceeding in which any such sale may be made. Trustee shall deliver to such purchaser its deed conveying the portion of the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Beneficiary and any Lender, may purchase at such sale.

         (c) After deducting all costs, fees and expenses of Trustee and of the sale, including costs of evidence of title in connection with the sale, Trustee shall apply the proceeds of sale first to payment of all sums expended under the terms hereof and not then repaid, with accrued interest at a rate per annum equal to the rate per annum payable on past due Base Rate Loans under the Credit Agreement, second to all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto; provided, however, that if the indebtedness secured hereby includes damages recoverable by any Lender by reason of Borrower's breach of any "environmental provision" as defined in California Code of Civil Procedure Section 736, then the proceeds of sale shall not be applied to pay such damages until all other indebtedness secured hereby has been paid in full. Trustor's liability for breach of any environmental provision shall not be discharged by virtue of any full credit bid by any Lender. Beneficiary's rights and remedies for benefit of Lenders as secured lenders under California Code of Civil Procedure Section 736 shall survive the sale, foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Instrument.

         (d) Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place first fixed for sale, and from time to time thereafter may postpone such sale by public announcement at the time and place fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

         (e) Upon any sale pursuant to this PARAGRAPH 40, Trustor shall be completely and irrevocably divested, to the maximum extent permitted by law, of all its right, title, interest, claims and demands at law or in equity in and to the Property sold or any part thereof, and such sale shall be a perpetual bar both at law and in equity against Trustor and any and all other Persons claiming any such right, title, interest, claims or demands by, through or under Trustor.

41.      ACTION FOR BREACH OF ENVIRONMENTAL PROVISIONS.

         (a) Each representation, warranty, covenant or indemnity made by Trustor in the Credit Agreement or any of the other Security Documents relating to the environmental condition of the Property is intended by Trustor and Beneficiary to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736. For the purposes of any action brought under this PARAGRAPH 41, Trustor hereby waives the defense of laches. All rights and remedies of Beneficiary hereunder are cumulative and in addition to all rights and remedies provided by law.

         (b) After an Event of Default, Beneficiary or its agents may, without releasing Trustor from any portion of the Secured Obligations, acting through a court appointed receiver, enter upon the Property or any part thereof and perform such acts as permitted pursuant to the Credit Agreement or any of the of the other Security Documents to inspect, investigate, assess and protect the security hereof, including without limitation of any of its other rights:
(i) to obtain a court order to enforce Beneficiary's right to enter and inspect the Property under California Civil Code Section 2929.5, to which the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the

Property shall be deemed reasonable and conclusive as between the parties hereto; and (ii) to have a receiver appointed under California Code of Civil Procedure Section 564 to enforce Beneficiary's right to enter and inspect the Property for Hazardous Materials. All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections and examinations which Beneficiary or its agents or employees are permitted to conduct pursuant to this Instrument, the Credit Agreement or any of the of the other Security Documents, including the fees of the engineers, laboratories, contractors, consultants and attorneys, shall be paid by Trustor, within ten (10) days of demand therefor.

         (c) Beneficiary reserves its right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such Property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and upon an Event of Default or during an Actionable Default Period to exercise any and all rights and remedies of an unsecured creditor against Trustor and all of Trustor's assets and property for the recovery of any deficiency and all costs and expenses incurred by the Trustee and Beneficiary pursuant to this PARAGRAPH 41, including, but not limited to, seeking an attachment order under California Code of Civil Procedure
Section 483.010. Trustor acknowledges that delivery to Trustor by Beneficiary of an execution copy of this Instrument constitutes a "written request for information" by Beneficiary pursuant to California Code of Civil Procedure
Section 726.5(d)(2) solely for purposes of satisfying the requirements of California Code of Civil Procedures Section 726.5(d)(2) and not for purposes of creating any obligation under the Security Documents.

42. DUTY TO DEFEND; LEGAL FEES AND OTHER FEES AND EXPENSES. Upon written request by any Lender, Trustor shall defend such Lender (if requested by any Lender, in the name of the Lender) by attorneys and other professional approved by the Lenders. Notwithstanding the foregoing, any Lenders may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them and, at the option of the Lenders, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Trustor shall pay, or in the sole discretion of the Lenders, reimburse the Lenders for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

43. MORTGAGE AND/OR INTANGIBLE TAX. Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Lenders from and against any and all Losses imposed upon or incurred by or asserted against any of the Lenders and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of any of the Security Documents.

44. APPLICATION OF PAYMENTS. This Instrument secures only a portion of the indebtedness owing or which may become owing by Trustor to Beneficiary. The parties agree that any payments or repayments of such indebtedness by Trustor shall be deemed to apply first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be deemed secured hereby.

45. COUNTERPARTS; DUPLICATE ORIGINALS. This Instrument may be executed in any number of original counterparts, all of which evidence not only one agreement and only one of which need be produced for any purpose. This Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

         IN WITNESS WHEREOF, Trustor has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

                                TRUSTOR:

                                SPANISH BROADCASTING SYSTEM INC.,
                                a New Jersey corporation

                                By: /s/ Joseph A. Garcia
                                    -----------------------------------------
                                    Joseph A. Garcia
                                    Executive Vice President, Chief Financial
                                    Officer and Secretary

State of New York

County of New York

         On October ____, 2003, before me,_____________________________________, personally appeared Joseph A. Garcia, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person, acted, executed the instrument.

         WITNESS my hand and official seal.

                                      __________________________________________
                                      Signature

(NOTARY SEAL)

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Lots 1 and 2 in Block 2 of Tract No. 7260, in the City of Los Angeles, County of Los Angeles, State of California, as per Map recorded in Book 78, Pages 64 and 65 of Maps, in the Office of the County Recorder of said County.

                                    EXHIBIT B

                          LEASES AFFECTING THE PROPERTY

- Standard Office Lease - Gross, dated March 13, 1997 between Trustor, as landlord, and Twentieth Century Fox Film Corporation, as tenant, as amended by First Amendment to Standard Office Lease, dated October 16, 2000.

- Communication Site Lease Agreement (Building), dated August 2, 2000, between Trustor, as landlord, and Nextel of California, Inc., as tenant.